UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐	Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602

ALL THREE MAJOR PROXY ADVISORY FIRMS WERE UNANIMOUS
IN RECOMMENDING THAT TDS COMMON SHAREHOLDERS VOTE THE WHITE PROXY CARD FOR TDS BOARD NOMINEES

PROTECT YOUR INVESTMENT!
VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

Dear Fellow Shareholder:	May 13, 2014

On May 12, 2014, Telephone and Data Systems, Inc. (“TDS”) announced that Institutional Shareholder Services (“ISS”), Glass, Lewis & Co., LLC (“Glass Lewis”), and Egan-Jones Proxy Services (“Egan-Jones”), the nation’s three leading proxy advisory firms, recommend that holders of TDS Common Shares vote the WHITE proxy card FOR all FOUR of the nominees of the TDS Board of Directors (“Board”).

Pursuant to these firms’ recommendations, TDS shareholders are urged to DISCARD and DO NOT VOTE the BLUE proxy card of GAMCO Asset Management, Inc. (“GAMCO”).

The reports of ISS, Glass Lewis and Egan-Jones support the TDS Board’s position that GAMCO has not made a compelling case or argument that would support a recommendation for GAMCO’s nominees.

Your Board strongly reminds all holders of TDS Common Shares to vote in favor of your Board’s four highly qualified nominees for election at the Annual Meeting of Shareholders, to be held on Thursday, May 22, 2014. Please vote TODAY by telephone, Internet or by signing, dating and returning the enclosed WHITE proxy card in the business reply envelope provided. We urge you to DISCARD ANY BLUE PROXY CARD you may receive from GAMCO, which is seeking to replace two of your Board’s nominees with its own representatives.

THE GAMCO NOMINEES HAVE LITTLE RELEVANT EXPERIENCE.

Your Board believes that GAMCO’s nominees, Philip T. Blazek and Walter M. Schenker, do not have experience or qualifications that would add value to TDS or come close to matching the experience or qualifications of your Board of Directors’ nominees. In addition, as more fully described in our letter dated April 30, 2014, Mr. Schenker and related persons consented to a settlement of an SEC enforcement proceeding in connection with unregistered securities offerings, without admitting or denying the allegations.

TDS NOMINEES ARE WORKING TO CREATE VALUE
FOR ALL SHAREHOLDERS

Your Board believes that its nominees have the experience and the qualifications to lead TDS through the many changes that TDS is facing and that the re-election of TDS’ incumbent directors is in the best interests of shareholders.

The Board believes that:

•	Its members have been very active in urging meaningful action and helping TDS set its course for sustainable, profitable future growth.

•	There is currently a balance of valuable expertise in telecommunications, retail and consumer marketing, regulatory matters, and complex legal/corporate situations.

•	A change in Board composition risks disruption in TDS’ ability to effect needed change and loss of valuable expertise.

Attached is a summary of the significant business, finance and managerial expertise and qualifications of the TDS Nominees.

We urge you to support your Board’s highly qualified and experienced nominees for election by voting the WHITE proxy card and discarding any BLUE proxy card you may receive from GAMCO.

Please vote in favor of ALL FOUR OF your Board’s nominees TODAY.

Thank you for your continued support.

Very truly yours,

Walter C.D. Carlson Chairman of the Board of Directors	LeRoy T. Carlson, Jr. President and Chief Executive Officer

TDS NOMINEES HAVE SIGNIFICANT BUSINESS, FINANCE AND MANAGERIAL EXPERTISE AND QUALIFICATIONS

	Management Experience	Board Experience	Business Expertise	TDS Board History
Clarence A. Davis

• Significant leadership and operational experience in multiple industries, including technology (CEO—Nestor, Inc.), accounting (CFO, COO—American Institute of Certified Public Accountants), manufacturing, media/broadcasting, agriculture

• Current or former director of multiple boards, including Gabelli SRI Green Fund and GDL Fund; Nestor, Inc.; Oneida Ltd.; Pennichuck Corp.; Sonesta International Hotels; and BizEquity
• Current or former member of at least six Audit Committees
• Designated financial expert

			• Substantial expertise in management, operations, accounting/finance, cost control, fraud investigation and internal controls, sales, M&A/restructuring, investing	• Originally nominated by GAMCO • TDS director since 2009 • Member, TDS Audit Committee

George W. Off	• Substantial executive management and operational experience for marketing services firm (Co-founder and CEO, Catalina Marketing Corporation) and multinational manufacturer (CEO, Checkpoint Systems)	• Current or former member of multiple boards, including The Retail Equation, Infinian Mobile Commerce & Analytic Solutions, Catalina Marketing Corporation, Checkpoint Systems	• Significant business expertise in marketing, operations, retail customer analytics, retail and marketing technology	• TDS director since 1997 • Chair, TDS Audit Committee • Member, TDS Compensation Committee

Mitchell H. Saranow	• Significant leadership experience in manufacturing (Founder—Fluid Management, SureTint Technologies), cable (Co-founder, Mid-Atlantic CATV), food service distribution (CFS Continental), corporate finance (Warburg, Paribas, Becker), and consulting (Co-CEO, Navigant Consulting)
• Independent financial advisor to companies in multiple industries
		• Public board experience includes Navigant Consulting, Telular Corporation, North American Scientific, Lawson Products • Designated financial expert	• Successful business founder and innovator • Substantial expertise in strategic planning, operations, accounting, budgeting, financial reporting and controls, acquisitions, investing, legal	• TDS director since 2004 • Member, TDS Audit Committee • TDS Nominating and Governance Committee

Gary L. Sugarman	• More than 25 years of management experience, including traditional telcos (Co-founder and CEO, Mid-Maine Communications; various operating roles at Rochester Telephone Company, now known as Frontier), network infrastructure providers (Exec. Chairman, Veroxity Technology Partners), financial technology (Exec. Chairman, FXecosystem), and technology venture funds and banks (Founder, Richfield Capital Partners/Richfield Associates)	• Current board member of OTELCO and LICT. Former member of multiple telecommunications boards, including PrairieWave Communications, Veroxity Technology Partners, Interlakes Cable, and FXecosystem	• Significant business expertise in many aspects of the telecommunications industry, including M&A, operations, infrastructure, finance and investing	• Originally nominated by GAMCO • TDS director since 2009 • Member, TDS Compensation Committee

IMPORTANT

Your vote is important. No matter how many shares you own, we urge you to please vote FOR the election of ALL FOUR OF the nominees nominated by the TDS Board and FOR proposals 2, 3 and 4. In addition to voting by mail, telephone and internet voting is available. Simply follow the instructions on the enclosed WHITE proxy card.

In addition, we ask that you do not return any BLUE proxy card you may receive from GAMCO.

IMPORTANT INFORMATION: TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2014 annual meeting of shareholders. Information regarding TDS directors and executive officers and other participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise is set forth in TDS’s definitive proxy statement relating to its 2014 annual meeting, as filed with the Securities and Exchange Commission ( “SEC”) on April 18, 2014. The 2014 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS as provided on its website at www.teldta.com. TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2014 ANNUAL MEETING OF SHAREHOLDERS BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.

If you have questions or need assistance voting your shares please contact

105 Madison Avenue
New York, New York 10016

TDS@mackenziepartners.com
Call Collect: (212) 929-5500
Or
Toll-Free (800) 322-2885
Fax: (212) 929-0308